GREENLIGHT RE ANNOUNCES FIRST QUARTER 2025 FINANCIAL RESULTS

Net Income Expands to $29.6 million Despite California Wildfire Losses, Leading to Fully Diluted Book Value Per Share Growth of 5.1%

GRAND CAYMAN, Cayman Islands – May 7, 2025 – Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today reported its financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Highlights (all comparisons are to first quarter 2024 unless noted otherwise):

•Gross premiums written increased 14.1% to $247.9 million;
•Net premiums earned increased 4.3% to $168.5 million;
•Net underwriting loss of $7.8 million, compared to net underwriting income of $3.4 million;
•Combined ratio of 104.6%, compared to 97.9%;
•Total investment income of $40.5 million, compared to $31.4 million;
•Net income of $29.6 million, or $0.86 per diluted ordinary share, compared to net income of $27.0 million, or $0.78 per diluted ordinary share; and
•Fully diluted book value per share increased 5.1% to $18.87, from $17.95 at December 31, 2024.

Greg Richardson, Chief Executive Officer of Greenlight Re, stated, “We delivered strong book value per share growth of 5.1% this quarter, driven by an outstanding return of 7.2% from our Solasglas investment portfolio despite challenging market conditions. These results more than offset the financial impact of the California wildfires, which contributed 14 combined ratio points for the quarter, in line with the preliminary loss estimates we previously disclosed.”

David Einhorn, Chairman of the Board of Directors, said, “Our investment portfolio performed well during what appears to be the beginning of a bear market. We are positioning Solasglas to have low gross and net exposure as we ride out what should be a period of high volatility ahead of what we expect will be an improved investment opportunity set.”

Greenlight Capital Re, Ltd. First Quarter 2025 Earnings Call

Greenlight Re will host a live conference call to discuss its financial results on Thursday, May 8, 2025, at 9:00 a.m. Eastern Time. Dial-in details:

U.S. toll free             1-877-407-9753
International            1-201-493-6739

The conference call can also be accessed via webcast at:
https://event.webcasts.com/starthere.jsp?ei=1714274&tp_key=429d07a808

A telephone replay will be available following the call through May 13, 2025. The replay of the call may be accessed by dialing 1-877-660-6853 (U.S. toll free) or 1-201-612-7415 (international), access code 13752944. An audio file of the call will also be available on the Company’s website, www.greenlightre.com.

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Non-GAAP Financial Measures
In presenting the Company’s results, management has included fully diluted book value per share as a financial measure that is not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). This measure is referred to as a non-GAAP measure. The non-GAAP measure may be defined or calculated differently by other companies. Management believes the measure allows for a more thorough understanding of the Company’s performance. The non-GAAP measure may not be comparable to similarly titled measures reported by other companies and should be used to monitor our results and should be considered in addition to, and not viewed as a substitute for those measures determined in accordance with GAAP. Reconciliation of the measure to the most comparable GAAP figures is included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements concerning Greenlight Capital Re, Ltd. and/or its subsidiaries (the “Company”) within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on the Company’s behalf. These risks and uncertainties include a downgrade or withdrawal of our A.M. Best ratings; any suspension or revocation of any of our licenses; losses from catastrophes; the loss of significant brokers; the performance of Solasglas Investments, LP; the carry values of our investments made under our Greenlight Re Innovations segment may differ significantly from those that would be used if we carried these investments at fair value; and other factors described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as to the date of this release, whether as a result of new information, future events, or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.com) provides multiline property and casualty insurance and reinsurance through its licensed and regulated reinsurance entities in the Cayman Islands and Ireland, and its Lloyd’s platform, Greenlight Innovation Syndicate 3456. The Company complements its underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies. The Company’s innovations unit, Greenlight Re Innovations, supports technology innovators in the (re)insurance space by providing investment capital, risk capacity, and access to a broad insurance network.

Investor Relations Contact
Karin Daly
Vice President, The Equity Group Inc.
(212) 836-9623
IR@greenlightre.ky

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Investments
Investment in related party investment fund, at fair value	$435,341	$387,144
Other investments	73,266	73,160
Total investments	508,607	460,304
Cash and cash equivalents	47,477	64,685
Restricted cash and cash equivalents	595,282	584,402
Reinsurance balances receivable (net of allowance for expected credit losses)	768,711	704,483
Loss and loss adjustment expenses recoverable (net of allowance for expected credit losses)	87,963	85,790
Deferred acquisition costs	96,759	82,249
Unearned premiums ceded	38,895	29,545
Other assets	8,402	4,765
Total assets	$2,152,096	$2,016,223
Liabilities and equity
Liabilities
Loss and loss adjustment expense reserves	$916,600	$860,969
Unearned premium reserves	384,311	324,551
Reinsurance balances payable	93,730	105,892
Funds withheld	21,825	21,878
Other liabilities	8,992	6,305
Debt	59,834	60,749
Total liabilities	1,485,292	1,380,344
Shareholders' equity
Ordinary share capital (par value $0.10; issued and outstanding, 34,557,449) (2024: par value $0.10; issued and outstanding, 34,831,324)	$3,456	$3,483
Additional paid-in capital	482,876	481,551
Retained earnings	180,472	150,845
Total shareholders' equity	666,804	635,879
Total liabilities and equity	$2,152,096	$2,016,223

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)
(expressed in thousands of U.S. dollars, except percentages and per share amounts)

	Three months ended March 31
	2025	2024
Underwriting results:
Gross premiums written	$247,945	$217,258
Gross premiums ceded	(28,548)	(23,181)
Net premiums written	219,397	194,077
Change in net unearned premium reserves	(50,934)	(32,541)
Net premiums earned	$168,463	$161,536
Net loss and LAE incurred:
Current year	$(118,666)	$(103,925)
Prior year	(4,218)	(5,401)
Net loss and LAE incurred	(122,884)	(109,326)
Acquisition costs	(46,866)	(41,610)
Underwriting expenses	(6,358)	(6,339)
Deposit interest expense, net	(149)	(876)
Net underwriting income (loss)	$(7,794)	$3,385

Income from investment in Solasglas	$32,197	$18,248
Net investment income	8,287	13,178
Total investment income	$40,484	$31,426

Corporate and other expenses	$(4,672)	$(4,375)
Foreign exchange gains (losses)	4,355	(1,649)
Interest expense	(1,464)	(1,249)
Income tax expense	(1,282)	(519)
Net income	$29,627	$27,019

Earnings per share
Basic	$0.87	$0.79
Diluted	$0.86	$0.78

Underwriting ratios:
Current year loss ratio	70.4%	64.3%
Prior year reserve development ratio	2.5%	3.3%
Loss ratio	72.9%	67.6%
Acquisition cost ratio	27.8%	25.8%
Composite ratio	100.7%	93.4%
Underwriting expense ratio	3.9%	4.5%
Combined ratio	104.6%	97.9%

The following tables present the Company’s results by segment and on a consolidated basis:

GREENLIGHT CAPITAL RE, LTD.
SEGMENT RESULTS OF OPERATIONS (unaudited)
(expressed in thousands of U.S. dollars)
Three months ended March 31, 2025

	Open Market	Innovations	Corporate	Total Consolidated
Gross premiums written	$220,709	$27,466	$(230)	$247,945
Net premiums written	$195,609	$23,971	$(183)	$219,397
Net premiums earned	$149,641	$19,005	$(183)	$168,463
Net loss and LAE incurred	(112,763)	(10,346)	225	(122,884)
Acquisition costs	(40,881)	(6,033)	48	(46,866)
Other underwriting expenses	(4,797)	(1,561)	—	(6,358)
Deposit interest expense, net	(149)	—	—	(149)
Underwriting income (loss)	(8,949)	1,065	90	(7,794)
Net investment income	5,771	448	2,068	8,287
Corporate and other expenses	—	(572)	(4,100)	(4,672)
Income from investment in Solasglas	—	—	32,197	32,197
Foreign exchange gains (losses)	—	—	4,355	4,355
Interest expense	—	—	(1,464)	(1,464)
Income (loss) before income taxes	$(3,178)	$941	$33,146	$30,909

Underwriting ratios:
Loss ratio	75.4%	54.4%	123.0%	72.9%
Acquisition cost ratio	27.3%	31.7%	26.2%	27.8%
Composite ratio	102.7%	86.1%	149.2%	100.7%
Underwriting expenses ratio	3.3%	8.2%	—%	3.9%
Combined ratio	106.0%	94.3%	149.2%	104.6%

GREENLIGHT CAPITAL RE, LTD.
SEGMENT RESULTS OF OPERATIONS (unaudited)
(expressed in thousands of U.S. dollars)
Three months ended March 31, 2024

	Open Market	Innovations	Corporate	Total Consolidated
Gross premiums written	$187,061	$30,068	$129	$217,258
Net premiums written	$167,716	$26,244	$117	$194,077
Net premiums earned	$131,610	$20,197	$9,729	$161,536
Net loss and LAE incurred	(86,700)	(13,127)	(9,499)	(109,326)
Acquisition costs	(33,579)	(6,053)	(1,978)	(41,610)
Other underwriting expenses	(5,478)	(861)	—	(6,339)
Deposit interest expense, net	(876)	—	—	(876)
Underwriting income (loss)	4,977	156	(1,748)	3,385
Net investment income	12,616	(183)	745	13,178
Corporate and other expenses	—	(590)	(3,785)	(4,375)
Income from investment in Solasglas			18,248	18,248
Foreign exchange gains (losses)			(1,649)	(1,649)
Interest expense			(1,249)	(1,249)
Income (loss) before income taxes	$17,593	$(617)	$10,562	$27,538

Underwriting ratios:
Loss ratio	65.9%	65.0%	97.6%	67.6%
Acquisition cost ratio	25.5%	30.0%	20.3%	25.8%
Composite ratio	91.4%	95.0%	117.9%	93.4%
Underwriting expenses ratio	4.8%	4.3%	—%	4.5%
Combined ratio	96.2%	99.3%	117.9%	97.9%

GREENLIGHT CAPITAL RE, LTD.
KEY FINANCIAL MEASURES AND NON-GAAP MEASURES

Management uses certain key financial measures, some of which are not prescribed under U.S. GAAP rules and standards (“non-GAAP financial measures”), to evaluate our financial performance, financial position, and the change in shareholder value. Generally, a non-GAAP financial measure, as defined in SEC Regulation G, is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented under U.S. GAAP. We believe that these measures, which may be calculated or defined differently by other companies, provide consistent and comparable metrics of our business performance to help shareholders understand performance trends and facilitate a more thorough understanding of the Company’s business. Non-GAAP financial measures should not be viewed as substitutes for those determined under U.S. GAAP.

The key non-GAAP financial measure used in this news release is:
•Fully diluted book value per share

This non-GAAP financial measure is described below.

Fully Diluted Book Value Per Share

Our primary financial goal is to increase fully diluted book value per share over the long term. We use fully diluted book value as a financial measure in our incentive compensation plan.

We believe that long-term growth in fully diluted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick to monitor the shareholder value generated. Fully diluted book value per share may also help our investors, shareholders, and other interested parties form a basis of comparison with other companies within the property and casualty reinsurance industry. Fully diluted book value per share should not be viewed as a substitute for the most comparable U.S. GAAP measure, which in our view is the basic book value per share.

We calculate basic book value per share as (a) ending shareholders' equity, divided by (b) the total ordinary shares issued and outstanding, as reported in the consolidated financial statements. Fully diluted book value per share represents basic book value per share combined with any dilutive impact of in-the-money stock options (assuming net exercise) and all outstanding restricted stock units, “RSUs”. We believe these adjustments better reflect the ultimate dilution to our shareholders.

The following table presents a reconciliation of the fully diluted book value per share to basic book value per share (the most directly comparable U.S. GAAP financial measure):

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Numerator for basic and fully diluted book value per share:
Total equity as reported under U.S. GAAP	$666,804	$635,879	$663,418	$634,020	$624,458
Denominator for basic and fully diluted book value per share:
Ordinary shares issued and outstanding as reported and denominator for basic book value per share	34,557,449	34,831,324	34,832,493	35,321,144	35,321,144
Add: In-the-money stock options (1) and all outstanding RSUs	773,938	590,001	602,013	594,612	585,334
Denominator for fully diluted book value per share	35,331,387	35,421,325	35,434,506	35,915,756	35,906,478

Basic book value per share	$19.30	$18.26	$19.05	$17.95	$17.68
Fully diluted book value per share	$18.87	$17.95	$18.72	$17.65	$17.39
(1) Assuming net exercise by the grantee.